UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

ONEOK, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ONEOK, Inc.

SUPPLEMENT TO PROXY STATEMENT FOR

THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD VIRTUALLY ON WEDNESDAY, MAY 26, 2021

Explanatory Note

On April 7, 2021, ONEOK, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) and furnished to shareholders a definitive proxy statement (the “Proxy Statement”) in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held virtually on Wednesday, May 26, 2021 (the “Annual Meeting”). The purpose of this supplement dated May 7, 2021 (this “Supplement”) is solely to correct an error on page 28 of the Proxy Statement with respect to the Company’s reported greenhouse gas emissions. The correction to the existing disclosure in the Proxy Statement is set forth below under the heading “Change to the Proxy Statement”. Other than this change, the Proxy Statement remains unchanged, and this Supplement does not otherwise modify, amend, supplement or affect the Proxy Statement.

From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as amended and supplemented by this Supplement. This Supplement should be read in conjunction with the Proxy Statement and the other proxy materials previously distributed for the Annual Meeting.

Change to the Proxy Statement

The following additional disclosure (change marked, with new text bold and underlined and deleted text bold and strikethrough) amends and supplements the information provided in the first two paragraphs on page 28 of the Proxy Statement:

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Greenhouse Gas Emissions

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Federal GHG emission regulations require annual reporting of emissions from several source categories. In accordance with these regulations, we report emissions from our operating sources that have the potential to emit in excess of 25,000 tons per year of carbon dioxide equivalents (“CO2e”). In 2020, we estimate emissions of ~~55.2~~ 66.3 million metric tons of CO2e consisting of scope 1, scope 2 and scope 3 emissions, including estimated 2020 scope 1 emissions of ~~3.5~~ 3.4 million metric tons of CO2e and estimated 2020 scope 2 emissions of 2.5 million metric tons of CO2e.

Scope 3 emissions are calculated using the annual volume of each fractionated product and multiplying it by an emission factor. Products covered are ethane, propane, normal butane, isobutane and natural gasoline and assumes that all products are fully combusted. Scope 3 does not include the sale of natural gas to end users. Estimated 2020 scope 3 emissions were ~~49.2~~ 60.4 million metric tons of CO2e.

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End of Document